UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2025 (October 9, 2025)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Nevada		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Kristin Dolan, Chief Executive Officer

On October 9, 2025, AMC Networks Inc. (the “Company”) entered into a new employment agreement with its Chief Executive Officer, Kristin A. Dolan (the “Employment Agreement”), effective as of October 9, 2025 (the “Effective Date”) through December 31, 2028 (the “Expiration Date”). The Employment Agreement provides for Ms. Dolan’s continued employment as the Company’s Chief Executive Officer, with a minimum annual base salary of $2,000,000 until April 1, 2026, at which time the minimum annual base salary will increase to $2,100,000. The Employment Agreement also provides for an annual target bonus opportunity equal to not less than 200% of actual salary dollars paid during the applicable year. The Employment Agreement provides that Ms. Dolan will continue to participate, subject to her continued employment by the Company, in such long-term equity and other incentive programs that are made available in the future to similarly-situated executives of the Company. For the 2026 award cycle and for each award cycle commencing during the term of the Employment Agreement, it is expected that Ms. Dolan will receive annual grants of cash and/or equity awards with an annual aggregate target value of not less than $8,000,000. In addition, pursuant to the Employment Agreement and the form of award agreement attached thereto, Ms. Dolan received a one-time special cash performance award with a target value of $3,000,000 (the “Special Cash Performance Award”) and will be paid a one-time signing bonus in cash in the amount of $150,000. Ms. Dolan remains eligible to participate in the Company’s standard benefit programs, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans.

With respect to the Special Cash Performance Award, 25% to 150% of the target value thereof will vest on the Expiration Date based on the achievement of stock price hurdles ranging from $9.50 to $17.50 per share of Class A Common Stock of the Company, which stock price must be maintained for 30 consecutive days, subject to Ms. Dolan’s continued employment through the Expiration Date. Notwithstanding the foregoing, (i) in the event of a “going private transaction” or a “change of control” (each as defined in the award agreement), any portion of the award that is deemed to have achieved the applicable stock price hurdle based on the transaction price per share, as well as any portion of the award for which the applicable stock price hurdle was already achieved, shall vest upon the consummation of such transaction and (ii) upon Ms. Dolan’s termination of employment (a) by the Company other than for “cause” (as defined in the Employment Agreement), (b) by Ms. Dolan for “good reason” (as defined in the Employment Agreement), (c) due to Ms. Dolan’s “retirement” (as defined in the Employment Agreement) or (d) due to Ms. Dolan’s death or disability, so long as cause does not then exist, the award will cease to be subject to service-based vesting conditions and will remain outstanding and eligible to vest based on the achievement of the stock price hurdles prior to the Expiration Date.

If, prior to the Expiration Date, Ms. Dolan’s employment with the Company is terminated (i) by the Company other than for cause or (ii) by Ms. Dolan for good reason and so long as cause does not then exist, then, subject to Ms. Dolan’s execution of a severance agreement (including an effective release of claims), the Company will provide Ms. Dolan with the following benefits and rights: (a) a cash severance payment in an amount determined by the Compensation Committee of the Board of Directors of the Company, but in no event less than two times the sum of Ms. Dolan’s annual base salary and annual target bonus; (b) a prorated annual bonus for the year of termination and any unpaid annual bonus for the preceding year; (c) each of Ms. Dolan’s outstanding long-term cash incentive awards (other than the Special Cash Performance Award) will immediately vest in full and be payable to the same extent that other similarly-situated executives receive payment; (d) all of the time-based restrictions on each of Ms. Dolan’s outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Ms. Dolan subject to satisfaction of any applicable performance criteria; and (e) each of Ms. Dolan’s outstanding stock options and stock appreciation awards, if any, will continue to vest in accordance with their original vesting schedule.

If Ms. Dolan ceases to be an employee of the Company prior to the Expiration Date as a result of her death or physical or mental disability, and at such time cause does not exist, then, subject to Ms. Dolan’s execution of a severance agreement (other than in the case of death), she or her estate or beneficiary will be provided with the benefits and rights set forth in clause (b) above and each of Ms. Dolan’s outstanding equity, cash incentive, stock option, and stock appreciation awards (other than the Special Cash Performance Award) will vest and pay in full, whether or not subject to performance criteria; provided that if any such award is subject to performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be to the same extent that other similarly-situated executives at the Company receive payment.

If Ms. Dolan ceases to be an employee of the Company prior to the Expiration Date as a result of her retirement at any time on or after the second anniversary of the Effective Date, and at such time cause does not exist, then, subject to Ms.

Dolan’s execution of a severance agreement, she will be provided with the benefits and rights set forth in clause (b) above and each of Ms. Dolan’s outstanding equity, cash incentive, stock option, and stock appreciation awards (other than the Special Cash Performance Award) will continue to vest in accordance with their original vesting schedules.

The Employment Agreement contains certain covenants by Ms. Dolan, including a non-competition agreement that restricts Ms. Dolan’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if Ms. Dolan’s employment terminates prior to the Expiration Date.

The foregoing description of the terms of the Employment Agreement and the Special Cash Performance Award is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the form of award agreement attached thereto, which the Company intends to file as exhibits with its Quarterly Report for the period ended September 30, 2025.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Item

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	October 10, 2025	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary